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                 [FREEDMAN, LEVY, KROLL & SIMONDS LETTERHEAD]


                                 March 10, 1997




Board of Directors
AIM Variable Insurance Funds, Inc.
11 Greenway Plaza, Suite 1919
Houston, TX  77046-1173

Gentlemen:

         This opinion is given in connection with the filing by AIM Variable Insurance Funds, Inc., a Maryland corporation (the "Fund"), of a notice pursuant to Rule 24f-2 (the "Rule 24f-2 Notice") under the Investment Company Act of 1940 (the "1940 Act").

         In its Registration Statement on Form N-1A (File No. 33-57340 and No. 811-7452) ("Registration Statement"), filed with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933 (the "1933 Act") and the 1940 Act, the Fund registered an indefinite number of securities. The Rule 24f-2 Notice makes definite the number of these registered securities sold during the year ended December 31, 1996 ("shares").

         We have examined the Fund's Articles of Incorporation, dated January 22, 1993, Articles of Amendment, dated April 13, 1993, Articles of Amendment, dated April 15, 1993, Articles Supplementary, dated April 11, 1994, and Articles of Amendment, dated April 12, 1995; the Fund's By-Laws, as amended March 14, 1995; a Certificate of Good Standing as issued by the Maryland State Department of Assessments and Taxation on March 10, 1997; certain Board of Directors' resolutions; the Notification of Registration on Form N-8A filed with the Commission under the 1940 Act on January 25, 1993; the Registration Statement as originally filed with the Commission under the 1933 Act and the 1940 Act on the same date, and the amendments thereto filed with the SEC, including Post-Effective Amendment No. 7 to the Registration Statement under the 1933 Act and Amendment No. 8 to the Registration Statement under the 1940 Act, as filed with the Commission on April 29, 1996; and such corporate and other records, certificates, representations, documents, and statutes that we have deemed relevant in order to render the opinion expressed herein. Further, in rendering our opinion, we have assumed, without investigation, that the Fund issued the shares in the manner contemplated by the Registration Statement as in effect at the time of issuance.

         Based on such examination, we are of the opinion that the shares are legally issued, fully paid and non-assessable.
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Board of Directors
March 10, 1997
Page 2


         This letter expresses our opinion as to the Maryland General Corporation Law, governing matters such as the authorization and issuance of shares, but does not extend to the securities or "Blue Sky" laws of Maryland or to federal securities or other laws.



                                          Very truly yours,

                                          /s/ FREEDMAN, LEVY, KROLL & SIMONDS

                                          FREEDMAN, LEVY, KROLL & SIMONDS